Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:
Jean-Pierre Lapointe, Chief Financial Officer Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3220 www.northeastbank.com

Northeast Bancorp Reports Third Quarter Results and Declares Dividend

Lewiston, ME (April 25, 2018) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $3.9 million, or $0.43 per diluted common share, for the quarter ended March 31, 2018, compared to net income of $3.5 million, or $0.39 per diluted common share, for the quarter ended March 31, 2017. Net income for the nine months ended March 31, 2018 was $11.8 million, or $1.29 per diluted common share, compared to $8.3 million, or $0.93 per diluted common share, for the nine months ended March 31, 2017.

On April 25, 2018, the Board of Directors declared a cash dividend of $0.01 per share, payable on May 25, 2018 to shareholders of record as of May 11, 2018.

“Our strong growth in fiscal year 2018 continued in the third quarter,” said Richard Wayne, President and Chief Executive Officer. “We achieved earnings of 43 cents per diluted share through solid loan volume, purchased loan transactional income, gains from sale of SBA and residential loans, disciplined expense management, and a reduction to 28.0% in our federal income tax rate. Our Loan Acquisition and Servicing Group produced $105.9 million of loans, including originations of $72.9 million and purchases with a recorded investment of $33.0 million, for net growth in the LASG portfolio of $45.6 million, or 7.7%, during the quarter. This quarterly activity helped drive our return on equity to 12.2%, our return on assets to 1.4%, and our efficiency ratio to 59.8%.”

As of March 31, 2018, total assets were $1.2 billion, an increase of $89.3 million, or 8.3%, from total assets of $1.1 billion as of June 30, 2017. The principal components of the change in the balance sheet follow:

1.	The following table highlights the changes in the loan portfolio for the three and nine months ended March 31, 2018:

	Loan Portfolio Changes
	Three Months Ended March 31, 2018
	March 31, 2018 Balance	December 31, 2017 Balance	Change ($)	Change (%)
	(Dollars in thousands)
LASG Purchased	$254,700	$244,177	$10,523	4.31%
LASG Originated	381,990	346,874	35,116	10.12%
SBA	50,583	49,109	1,474	3.00%
Community Banking	129,156	134,030	(4,874)	(3.64%)
Total	$816,429	$774,190	$42,239	5.46%

	Nine Months Ended March 31, 2018
	March 31, 2018 Balance	June 30, 2017 Balance	Change ($)	Change (%)
	(Dollars in thousands)
LASG Purchased	$254,700	$246,388	$8,312	3.37%
LASG Originated	381,990	330,515	51,745	15.57%
SBA	50,583	52,965	(2,382)	(4.50%)
Community Banking	129,156	149,327	(20,171)	(13.51%)
Total	$816,429	$779,195	$37,234	4.78%

Loans generated by the Bank's Loan Acquisition and Servicing Group ("LASG") for the quarter ended March 31, 2018 totaled $105.9 million, which consisted of $33.0 million of purchased loans, at an average price of 85.8% of unpaid principal balance, and $72.9 million of originated loans. The Bank's Small Business Administration ("SBA") Division closed $8.9 million and funded $8.8 million of new loans during the quarter ended March 31, 2018. In addition, the Company sold $5.8 million of the guaranteed portion of SBA loans in the secondary market, of which $4.1 million were originated in the current quarter and $1.7 million were originated or purchased in prior quarters. Residential loan production sold in the secondary market totaled $16.4 million for the quarter.

As previously discussed in the Company’s SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010. The Company’s loan purchase and commercial real estate loan availability under these conditions follow:

Basis for Regulatory Condition	Condition	Availability at March 31, 2018
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$122.8
Regulatory Capital	Non-owner occupied commercial real estate loans may not exceed 300% of total capital	$185.6

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended March 31,
	2018				2017
	Purchased (1)	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased (1)	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$38,493	$72,894	$-	$111,387	$8,609	$81,806	$-	$90,415
Net investment basis	33,021	72,894	-	105,915	7,861	81,806	-	89,667
Loan returns during the period:
Yield	11.29%	6.83%	-	8.65%	11.89%	6.44%	1.13%	8.68%
Total Return (2)	12.16%	6.83%	-	9.00%	11.95%	6.44%	1.13%	8.71%

	Nine Months Ended March 31,
	2018				2017
	Purchased (1)	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased (1)	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$81,016	$157,958	$-	$238,974	$76,511	$169,831	$-	$246,342
Net investment basis	71,474	157,958	-	229,432	67,747	169,831	-	237,578
Loan returns during the period:
Yield	11.53%	6.56%	-	8.60%	11.77%	6.10%	0.82%	8.36%
Total Return (2)	11.82%	6.56%	-	8.72%	11.80%	6.10%	0.82%	8.37%

Total loans as of period end:
Unpaid principal balance	$289,852	$381,990	$-	$671,842	$268,651	$299,340	$-	$567,991
Net investment basis	254,700	381,990	-	636,690	237,569	299,340	-	536,909

(1) Period end purchased loan balances include loans held for sale of $0 and $973 thousand at March 31, 2018 and March 31, 2017, respectively.

(2) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, which includes purchased loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries during the period. Total return is considered a non-GAAP financial measure.

2.

Deposits increased by $86.4 million, or 9.7%, from June 30, 2017, attributable primarily to an increase in money market accounts of $115.7 million, or 30.9%, offset by a decrease in time deposits of $25.7 million, or 7.6%.

3.

Shareholders’ equity increased by $11.0 million, or 9.0%, from June 30, 2017, primarily due to earnings of $11.8 million. Earnings were partially offset by stock option exercises which decreased additional paid-in-capital by $1.1 million. Additionally, there was stock based compensation of $635 thousand, an increase in accumulated other comprehensive loss of $128 thousand, and dividends paid on common stock of $266 thousand.

Net income increased by $471 thousand to $3.9 million for the quarter ended March 31, 2018, compared to net income of $3.5 million for the quarter ended March 31, 2017.

1.

Net interest and dividend income before provision for loan losses increased by $675 thousand for the quarter ended March 31, 2018, compared to the quarter ended March 31, 2017. The increase is primarily due to higher average balances in the loan portfolio. These increases were partially offset by higher funding costs and higher average deposit balances.

The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended March 31,
	2018			2017
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking	$136,824	$1,743	5.17%	$188,748	$2,402	5.16%
SBA	53,069	1,017	7.77%	44,538	678	6.17%
LASG:
Originated	351,271	5,916	6.83%	256,778	4,075	6.44%
Purchased	241,793	6,732	11.29%	245,135	7,184	11.89%
Secured Loans to Broker-Dealers	-	-	-	27,933	78	1.13%
Total LASG	593,064	12,648	8.65%	529,846	11,337	8.68%
Total	$782,957	$15,408	7.98%	$763,132	$14,417	7.66%

	Nine Months Ended March 31,
	2018			2017
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking	$142,873	$5,242	4.89%	$199,566	$7,150	4.77%
SBA	52,014	2,772	7.10%	36,867	1,771	6.07%
LASG:
Originated	340,014	16,746	6.56%	219,140	10,030	6.10%
Purchased	237,183	20,532	11.53%	236,822	20,925	11.77%
Secured Loans to Broker-Dealers	-	-	-	41,409	256	0.82%
Total LASG	577,197	37,278	8.60%	497,371	31,211	8.36%
Total	$772,084	$45,292	7.81%	$735,804	$40,132	7.27%

(1) Includes loans held for sale.

The components of total transactional income on purchased loans are set forth in the table below entitled “Total Return on Purchased Loans.” When compared to the three months ended March 31, 2017, transactional income increased by $312 thousand. The total return on purchased loans for the three months ended March 31, 2018 was 12.16%. The increase over the prior comparable period was primarily due to the gain on loan sales in the three months ended March 31, 2018. When compared to the nine months ended March 31, 2017, transactional income increased by $742 thousand. The total return on purchased loans for the nine months ended March 31, 2018 was 11.82%. This increase over the prior comparable period was primarily due to the gain on loan sales and higher accelerated accretion in the nine months ended March 31, 2018. The following table details the total return on purchased loans:

	Total Return on Purchased Loans
	Three Months Ended March 31,
	2018		2017
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$4,630	7.77%	$4,914	8.13%
Transactional income:
Gain on loan sales	516	0.87%	-	-
Gain on sale of real estate owned	-	-	36	0.06%
Other noninterest income	-	-	-	-
Accelerated accretion and loan fees	2,102	3.52%	2,270	3.76%
Total transactional income	2,618	4.39%	2,306	3.82%
Total	$7,248	12.16%	$7,220	11.95%

	Nine Months Ended March 31,
	2018		2017
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$13,709	7.70%	$14,383	8.09%
Transactional income:
Gain on loan sales	516	0.29%	-	-
Gain on sale of real estate owned	-	-	55	0.03%
Other noninterest income	-	-	-	-
Accelerated accretion and loan fees	6,823	3.83%	6,542	3.68%
Total transactional income	7,339	4.12%	6,597	3.71%
Total	$21,048	11.82%	$20,980	11.80%

(1)

The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, which includes purchased loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter. Total return is considered a non-GAAP financial measure.

2.	Noninterest income decreased by $426 thousand for the quarter ended March 31, 2018, compared to the quarter ended March 31, 2017, principally due to the following:
●	A decrease in gain on sale of SBA loans of $391 thousand, due to a lower volume of SBA loans sold in the quarter; and
●	A decrease in gain on sale of residential loans of $54 thousand, due to lower volume of residential loans sold in the quarter.

3.	Noninterest expense increased by $133 thousand for the quarter ended March 31, 2018, compared to the quarter ended March 31, 2017, primarily due to the following:
●

An increase of $312 thousand in other noninterest expense, primarily due to $140 thousand of expense related to the quarterly valuation of SBA servicing rights recorded in the three months ended March 31, 2018, and a $167 thousand recovery from a legacy mortgage insurance premium plan that was recorded in the three months ended March 31, 2017, with no such recovery recorded during the three months ended March 31, 2018;

●	An increase of $164 thousand in data processing fees, primarily due to the increased cost associated with the outsourcing of data processing; and
●

An increase of $126 thousand in salaries and employee benefits, primarily due to an increase in incentive compensation and a decrease in deferred salaries driven by loan originations, offset by a decrease in salaries due to a decrease in headcount.

●

The increases in noninterest expense were partially offset by a decrease in loan expense of $464 thousand, largely driven by lower expense related to loan acquisition, collection, and refinance activity.

4.

Income tax expense decreased by $335 thousand for the quarter ended March 31, 2018, compared to the quarter ended March 31, 2017, $397 thousand of which was due to a decrease in the federal corporate income tax rate as a result of the Tax Cuts and Jobs Act signed into law on December 22, 2017, offset by an increase related to a higher pre-tax net income amount.

As of March 31, 2018, nonperforming assets totaled $14.6 million, or 1.25% of total assets, as compared to $19.0 million, or 1.84% of total assets, as of December 31, 2017, and $14.8 million, or 1.37% of total assets, as of June 30, 2017.

As of March 31, 2018, past due loans totaled $11.2 million, or 1.37% of total loans, as compared to $30.0 million, or 3.87% of total loans as of December 31, 2017, and $13.4 million, or 1.72% of total loans as of June 30, 2017.

As of March 31, 2018, the Company’s Tier 1 Leverage Ratio was 12.9%, compared to 12.8% at June 30, 2017, and the Total Capital Ratio was 19.9%, compared to 19.5% at June 30, 2017.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Jean-Pierre Lapointe, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss third quarter earnings and business outlook at 10:00 a.m. Eastern Time on Thursday, April 26th. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 8745479. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer personal and business banking services to the Maine and New Hampshire markets via ten branches and one loan production office. Our Loan Acquisition and Servicing Group purchases and originates commercial loans on a nationwide basis and our SBA Division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers online savings products to consumers nationwide. Information regarding Northeast Bank can be found at www.northeastbank.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common shareholders’ equity, tangible book value per share, total return, and efficiency ratio. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	March 31, 2018	June 30, 2017
Assets
Cash and due from banks	$3,621	$3,582
Short-term investments	218,446	159,701
Total cash and cash equivalents	222,067	163,283

Available-for-sale securities, at fair value	89,741	96,693

Residential real estate loans held for sale	2,686	4,508
SBA loans held for sale	1,853	191
Total loans held for sale	4,539	4,699

Loans
Commercial real estate	530,565	498,004
Commercial and industrial	185,049	175,654
Residential real estate	97,297	101,168
Consumer	3,518	4,369
Total loans	816,429	779,195
Less: Allowance for loan losses	4,691	3,665
Loans, net	811,738	775,530

Premises and equipment, net	6,762	6,937
Real estate owned and other repossessed collateral, net	947	826
Federal Home Loan Bank stock, at cost	1,758	1,938
Intangible assets, net	975	1,300
Loan servicing rights, net	2,998	2,846
Bank-owned life insurance	16,510	16,179
Other assets	8,108	6,643
Total assets	$1,166,143	$1,076,874

Liabilities and Shareholders' Equity
Deposits
Demand	$66,054	$69,827
Savings and interest checking	108,667	108,417
Money market	490,236	374,569
Time	311,323	337,037
Total deposits	976,280	889,850

Federal Home Loan Bank advances	15,000	20,011
Subordinated debt	23,873	23,620
Capital lease obligation	675	873
Other liabilities	16,528	19,723
Total liabilities	1,032,356	954,077

Commitments and contingencies	-	-

Shareholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at March 31, 2018 and June 30, 2017	-	-
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 8,016,669 and 7,840,460 shares issued and outstanding at March 31, 2018 and June 30, 2017, respectively	8,017	7,841
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 908,730 and 991,194 shares issued and outstanding at March 31, 2018 and June 30, 2017, respectively	908	991
Additional paid-in capital	76,926	77,455
Retained earnings	49,981	38,142
Accumulated other comprehensive loss	(2,045)	(1,632)
Total shareholders' equity	133,787	122,797
Total liabilities and shareholders' equity	$1,166,143	$1,076,874

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Interest and dividend income:
Interest and fees on loans	$15,408	$14,417	$45,292	$40,132
Interest on available-for-sale securities	280	261	813	748
Other interest and dividend income	795	282	1,818	669
Total interest and dividend income	16,483	14,960	47,923	41,549

Interest expense:
Deposits	2,696	1,855	7,001	5,407
Federal Home Loan Bank advances	118	159	438	634
Subordinated debt	525	475	1,550	1,401
Obligation under capital lease agreements	10	12	31	39
Total interest expense	3,349	2,501	9,020	7,481
Net interest and dividend income before provision for loan losses	13,134	12,459	38,903	34,068
Provision for loan losses	364	384	1,156	1,205
Net interest and dividend income after provision for loan losses	12,770	12,075	37,747	32,863

Noninterest income:
Fees for other services to customers	435	516	1,437	1,405
Gain on sales of residential loans held for sale	227	281	772	1,160
Gain on sales of SBA loans	560	951	1,921	3,411
Gain on sales of other loans	516	365	537	365
Gain on real estate owned, other repossessed collateral and premises and equipment, net	4	20	15	9
Bank-owned life insurance income	108	113	331	341
Other noninterest income	32	62	55	115
Total noninterest income	1,882	2,308	5,068	6,806

Noninterest expense:
Salaries and employee benefits	5,329	5,203	15,756	15,678
Occupancy and equipment expense	1,159	1,299	3,418	3,781
Professional fees	423	370	1,291	1,265
Data processing fees	619	455	1,846	1,286
Marketing expense	172	89	329	272
Loan acquisition and collection expense	264	728	998	1,502
FDIC insurance premiums	77	78	236	224
Intangible asset amortization	107	107	325	324
Other noninterest expense	825	513	2,053	2,093
Total noninterest expense	8,975	8,842	26,252	26,425
Income before income tax expense	5,677	5,541	16,563	13,244
Income tax expense	1,745	2,080	4,741	4,932
Net income	$3,932	$3,461	$11,822	$8,312

Weighted-average shares outstanding:
Basic	8,927,544	8,830,442	8,897,633	8,923,280
Diluted	9,143,177	8,893,534	9,133,515	8,963,483

Earnings per common share:
Basic	$0.44	$0.39	$1.33	$0.93
Diluted	0.43	0.39	1.29	0.93

Cash dividends declared per common share	$0.01	$0.01	$0.03	$0.03

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2018			2017
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$91,630	$280	1.24%	$96,868	$261	1.09%
Loans (1) (2) (3)	782,957	15,408	7.98%	763,132	14,435	7.67%
Federal Home Loan Bank stock	1,758	23	5.31%	1,938	24	5.02%
Short-term investments (4)	202,283	772	1.55%	128,082	258	0.82%
Total interest-earning assets	1,078,628	16,483	6.20%	990,020	14,978	6.14%
Cash and due from banks	3,079			2,875
Other non-interest earning assets	32,332			31,606
Total assets	$1,114,039			$1,024,501

Liabilities & Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$68,716	$49	0.29%	$69,773	$49	0.28%
Money market accounts	428,946	1,437	1.36%	338,662	807	0.97%
Savings accounts	38,369	17	0.18%	36,940	13	0.14%
Time deposits	321,271	1,193	1.51%	329,442	986	1.21%
Total interest-bearing deposits	857,302	2,696	1.28%	774,817	1,855	0.97%
Federal Home Loan Bank advances	15,000	118	3.19%	20,021	159	3.22%
Subordinated debt	23,831	525	8.93%	23,506	475	8.20%
Capital lease obligations	697	10	5.82%	961	12	5.06%
Total interest-bearing liabilities	896,830	3,349	1.51%	819,305	2,501	1.24%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	78,209			81,901
Other liabilities	7,714			6,659
Total liabilities	982,753			907,865
Shareholders' equity	131,286			116,636
Total liabilities and shareholders' equity	$1,114,039			$1,024,501

Net interest income (5)		$13,134			$12,477

Interest rate spread			4.69%			4.90%
Net interest margin (6)			4.94%			5.11%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using the statutory tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	Includes tax exempt interest income of $0 and $18 thousand for the three months ended March 31, 2018 and March 31, 2017, respectively.
(6)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Nine Months Ended March 31,
	2018			2017
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$93,816	$813	1.15%	$94,824	$748	1.05%
Loans (1) (2) (3)	772,084	45,302	7.82%	735,804	40,185	7.28%
Federal Home Loan Bank stock	1,852	65	4.68%	2,250	70	4.14%
Short-term investments (4)	169,073	1,753	1.38%	132,280	599	0.60%
Total interest-earning assets	1,036,825	47,933	6.16%	965,158	41,602	5.74%
Cash and due from banks	2,981			2,860
Other non-interest earning assets	31,924			32,554
Total assets	$1,071,730			$1,000,572

Liabilities & Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$69,532	$152	0.29%	$70,814	$152	0.29%
Money market accounts	394,364	3,564	1.20%	314,259	2,242	0.95%
Savings accounts	37,418	42	0.15%	35,964	37	0.14%
Time deposits	312,268	3,243	1.38%	327,664	2,976	1.21%
Total interest-bearing deposits	813,582	7,001	1.15%	748,701	5,407	0.96%
Federal Home Loan Bank advances	17,594	438	3.32%	25,768	634	3.28%
Subordinated debt	23,745	1,550	8.70%	23,431	1,401	7.97%
Capital lease obligations	764	31	5.41%	1,024	39	5.07%
Total interest-bearing liabilities	855,685	9,020	1.40%	798,924	7,481	1.25%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	80,896			79,352
Other liabilities	7,080			7,738
Total liabilities	943,661			886,014
Shareholders' equity	128,069			114,558
Total liabilities and shareholders' equity	$1,071,730			$1,000,572

Net interest income (5)		$38,913			$34,121

Interest rate spread			4.76%			4.49%
Net interest margin (6)			5.00%			4.71%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using the statutory tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	Includes tax exempt interest income of $10 thousand and $53 thousand for the nine months ended March 31, 2018 and March 31, 2017, respectively.
(6)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended:
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net interest income	$13,134	$12,457	$13,311	$13,757	$12,459
Provision for loan losses	364	437	354	389	384
Noninterest income	1,882	1,228	1,958	2,890	2,308
Noninterest expense	8,975	8,563	8,714	9,364	8,842
Net income	3,932	3,304	4,586	4,027	3,461

Weighted-average common shares outstanding:
Basic	8,927,544	8,924,495	8,841,511	8,823,679	8,830,442
Diluted	9,143,177	9,168,084	9,089,936	8,979,471	8,893,534
Earnings per common share:
Basic	$0.44	$0.37	$0.52	$0.46	$0.39
Diluted	0.43	0.36	0.50	0.45	0.39
Dividends per common share	0.01	0.01	0.01	0.01	0.01

Return on average assets	1.43%	1.26%	1.71%	1.57%	1.37%
Return on average equity	12.15%	10.20%	14.61%	13.34%	12.03%
Net interest rate spread (1)	4.69%	4.68%	4.89%	5.32%	4.90%
Net interest margin (2)	4.94%	4.93%	5.13%	5.55%	5.11%
Efficiency ratio (non-GAAP) (3)	59.77%	62.57%	57.07%	56.25%	59.88%
Noninterest expense to average total assets	3.27%	3.27%	3.25%	3.64%	3.50%
Average interest-earning assets to average interest-bearing liabilities	120.27%	122.21%	121.09%	121.13%	120.84%

	As of:
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Nonperforming loans:
Originated portfolio:
Residential real estate	$3,116	$3,783	$3,667	$3,337	$3,265
Commercial real estate	1,408	2,537	2,409	413	420
Home equity	255	107	58	58	48
Commercial and industrial	636	2,555	2,629	2,600	2,636
Consumer	136	147	131	103	65
Total originated portfolio	5,551	9,129	8,894	6,511	6,434
Total purchased portfolio	8,063	8,962	7,758	7,452	8,388
Total nonperforming loans	13,614	18,091	16,652	13,963	14,822
Real estate owned and other repossessed collateral, net	947	910	2,040	826	3,761
Total nonperforming assets	$14,561	$19,001	$18,692	$14,789	$18,583

Past due loans to total loans	1.37%	3.87%	1.60%	1.72%	3.25%
Nonperforming loans to total loans	1.67%	2.34%	2.19%	1.79%	2.00%
Nonperforming assets to total assets	1.25%	1.84%	1.78%	1.37%	1.81%
Allowance for loan losses to total loans	0.57%	0.56%	0.53%	0.47%	0.46%
Allowance for loan losses to nonperforming loans	34.46%	24.07%	24.23%	26.25%	22.77%

Commercial real estate loans to risk-based capital (4)	186.07%	187.92%	166.15%	181.23%	181.83%
Net loans to core deposits (5)	83.65%	91.46%	88.68%	87.68%	87.46%
Purchased loans to total loans, including held for sale	31.02%	31.28%	30.11%	31.43%	31.87%
Equity to total assets	11.47%	12.57%	12.07%	11.40%	11.55%
Common equity tier 1 capital ratio	16.48%	16.74%	16.50%	16.00%	15.80%
Total capital ratio	19.92%	20.30%	20.04%	19.48%	19.30%
Tier 1 leverage capital ratio	12.88%	13.41%	12.77%	12.81%	12.46%

Total shareholders' equity	$133,787	$130,003	$126,712	$122,797	$118,675
Less: Preferred stock	-	-	-	-	-
Common shareholders' equity	133,787	130,003	126,712	122,797	118,675
Less: Intangible assets (6)	(3,973)	(4,087)	(4,146)	(4,146)	(3,898)
Tangible common shareholders' equity (non-GAAP)	$129,814	$125,916	$122,566	$118,651	$114,777

Common shares outstanding	8,925,399	8,939,273	8,890,353	8,831,654	8,815,279
Book value per common share	$14.99	$14.54	$14.25	$13.90	$13.46
Tangible book value per share (non-GAAP) (7)	14.54	14.09	13.79	13.43	13.02

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents noninterest expense divided by the sum of net interest income (before the loan loss provision) plus noninterest income.
(4)

For purposes of calculating this ratio, commercial real estate includes all non-owner occupied commercial real estate loans defined as such by regulatory guidance, including all land development and construction loans.

(5)	Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held for sale.
(6)	Includes the core deposit intangible asset and loan servicing rights asset.
(7)	Tangible book value per share represents total shareholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.